File No. 333-106792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAMPPS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3370491
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124

(Address of Principal Executive Offices) (Zip Code)

Champps Entertainment, Inc. 2003 Stock Option and Incentive Plan

(Full Title of the Plan)

William H. Baumhauer

Chairman, President and Chief Executive Officer

Champps Entertainment, Inc.

10375 Park Meadows Drive, Suite 560

Littleton, Colorado 80124

(303) 804-1333

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jeffrey M. Knetsch

Brownstein Hyatt & Farber, P.C.

410 Seventeenth Street, 22nd Floor

Denver, Colorado 80202

(303) 223-1100

[Explanatory Note: This amendment is filed solely for the purpose of filing Exhibit 23.2]

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form 10 filed June 3, 1997, as amended.

4.2	By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form 10 filed June 3, 1997, as amended.

4.3	Champps Entertainment, Inc. 2003 Stock Option and Incentive Plan, incorporated herein by reference to the Registrant’s Definitive Proxy Statement, as filed with the Commission on April 29, 2003.

5.1	Opinion of Brownstein Hyatt & Farber, P.C. as to the legality of the securities being registered (previously filed).

23.1	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP

24.1	Power of Attorney (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on September 12, 2003.

CHAMPPS ENTERTAINMENT, INC.
(Registrant)

By:	/s/ William H. Baumhauer
William H. Baumhauer
Chairman, President and Chief Executive Officer

By:	/s/ Frederick J. Dreibholz
Frederick J. Dreibholz
Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ William H. Baumhauer William H. Baumhauer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 12, 2003

/s/ Frederick J. Dreibholz Frederick J. Dreibholz	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2003
* Timothy R. Barakett	Director	September 12, 2003
* Stephen F. Edwards	Director	September 12, 2003
* James Goodwin	Director	September 12, 2003
* Michael P. O’Donnell	Director	September 12, 2003
* Alan D. Schwartz	Director	September 12, 2003

*by	/s/ Frederick J. Dreibholz
Frederick J. Dreibholz Attorney-in-Fact